Exhibit 19(b)(1)

SECTION 906 CERTIFICATION

Kristi Slavin, and Alan R. Otis, of Brighthouse Funds Trust I (the “Trust”) each certify that:

1. This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Kristi Slavin
Kristi Slavin
President and Chief Executive Officer

Date:	September 3, 2026

By:	/s/ Alan R. Otis
Alan R. Otis
Chief Financial Officer and Treasurer

Date:	September 3, 2026

Exhibit 19(b)(2)

AMERICAN FUNDS CERTIFICATION PURSUANT TO SECTION 906

I, Courtney R. Taylor, in my capacity as Secretary of the American Funds Insurance Series (“AFIS”), certify that in compliance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, the Principal Executive Officer and Treasurer of AFIS intend to certify to the U.S. Securities and Exchange Commission (“SEC”) with respect to the attached PDFs of the Series (Semi-annual or Annual) shareholder reports and financial statements and other information. Brighthouse Funds Trust I may rely on these certifications, which will be made in connection with AFIS’ filings with the SEC on form N-CSR, which can be found at http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000729528&owner=include&count=40.

/s/ Courtney R. Taylor	8/17/2026

Courtney R. Taylor	Date

Secretary,

American Funds Insurance Series